Exhibit 4.28
Execution Version

THIRD SUPPLEMENTAL INDENTURE TO FIRST MORTGAGE AND DEED OF TRUST
ITC MIDWEST LLC
TO
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as successor to THE
BANK OF NEW YORK TRUST COMPANY, N.A.
Trustee
Dated as of December 15, 2008
Supplementing the First Mortgage and Deed of Trust and First Supplemental Indenture, dated as of January 14, 2008,
and the Second Supplemental Indenture, dated as of December 15, 2008
From ITC MIDWEST LLC to THE BANK OF NEW YORK MELLON TRUST COMPANY,
N.A., as successor to THE BANK OF NEW YORK TRUST COMPANY, N.A., Trustee
THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

This is a mortgage amendment as defined in Minnesota Statutes, section 287.01, subdivision 2, and as such it does not secure a new or increased amount of debt.

          THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of December 15, 2008, between ITC MIDWEST LLC, a limited liability company organized and existing under the laws of the State of Michigan (the “Company”), having its principal office at 27175 Energy Way, Novi, Michigan 48377, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Bank of New York Trust Company, N.A.), a national banking association, as trustee (in such capacity, the “Trustee”), the office of the Trustee at which on the date hereof its corporate trust business is principally administered being 2 N. LaSalle, Suite 1020, Chicago, Illinois 60602.
RECITALS OF THE COMPANY
          WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage and Deed of Trust, dated as of January 14, 2008 (the “Mortgage Indenture”), encumbering the real property interests identified in Exhibit A attached thereto and providing for the issuance by the Company from time to time of its bonds, notes or other evidences of indebtedness (in the Mortgage Indenture and herein called the “Securities”) to be issued in one or more series and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities;
          WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of January 14, 2008 (the “First Supplemental Indenture”), encumbering the real property interests identified in Exhibit A attached thereto, supplementing and modifying the Mortgage Indenture as described therein;
          WHEREAS, the Mortgage Indenture and the First Supplemental Indenture have been recorded in the offices set forth in Schedule 1 attached hereto as the document of record;
          WHEREAS, the Company has simultaneously herewith executed and delivered to the Trustee a Second Supplemental Indenture, dated as of December 15, 2008, encumbering the real property interests identified in Schedule 1 and Exhibit A attached thereto, supplementing and modifying the Mortgage Indenture (as supplemented and modified) as described therein, and such Second Supplemental Indenture has been recorded in the offices identified in Schedule 1 attached thereto immediately prior to the recording of this Third Supplemental Indenture encumbering the real property interests identified in Schedule 1 and Exhibit A attached hereto;
          WHEREAS, Section 14.01(j) of the Mortgage Indenture provides that the Company and the Trustee may, without the consent of Holders of Securities, enter into a supplemental indenture to cure any ambiguity, to correct or supplement any provision in the Mortgage Indenture which may be defective or inconsistent with any other provision therein, or to make any other additions to, deletions from or other changes to the provisions under the Mortgage Indenture, provided that such additions, deletions and/or other changes shall not adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect;
          WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Mortgage Indenture and pursuant to appropriate limited liability company authorization, has duly determined to make, execute and

2

deliver to the Trustee this Third Supplemental Indenture to the Mortgage Indenture to amend and supplement the Mortgage Indenture as herein provided pursuant to Section 14.01(j) of the Mortgage Indenture; and
          WHEREAS, all other acts and proceedings required by law and by the Mortgage Indenture to make this Third Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;
          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:
          1. Capitalized Terms. Capitalized terms used in this Third Supplemental Indenture and not otherwise defined shall have the meanings assigned to such terms in the Mortgage Indenture.
          2. Amendments to Section 1.03. Sections 1.03(b)(ii)(B) and 1.03(b)(ii)(C) of the Mortgage Indenture are hereby amended by replacing the phrase “ten-sevenths (10/7)” with the phrase “three-halves (3/2).”
          3. Effectiveness of Third Supplemental Indenture. This Third Supplemental Indenture shall be effective upon its execution by the parties hereto. This Third Supplemental Indenture and all of its provisions shall form a part of the Mortgage Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
          4. Continuing Effect of Mortgage Indenture. Except as expressly provided herein, all of the terms, provisions and conditions of the Mortgage Indenture shall remain in full force and effect in accordance with the provisions thereof, and the Mortgage Indenture is in all respects hereby ratified and confirmed.
          5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          6. Successors and Assigns. All covenants and agreements in this Third Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
          7. Severability. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          8. Benefit of Third Supplemental Indenture. Except as otherwise provided in the Mortgage Indenture, nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

3

          9. Execution and Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          10. Conflict with Mortgage Indenture. If any provision hereof limits, qualifies or conflicts with another provision of the Mortgage Indenture, such provision of this Third Supplemental Indenture shall control, insofar as the rights between the Company and the Holders are concerned.
          11. Disclaimer. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.
          12. Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

4

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written

ITC MIDWEST LLC
By:	ITC Holdings Corp., as Sole Member

By:	/s/ Edward M. Rahill
	Name:	Edward M. Rahill
	Title:	Senior Vice President — Finance and Chief Financial Officer

Drafted by:
David A. Stagliano
Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005
After Recorded, Return to:
The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle, Suite 1020
Chicago, Illinois 60602
Attention: Global Corporate Trust
[Signature Page to Third Supplemental Indenture]

ACKNOWLEDGMENT

STATE OF MICHIGAN	)
	)	ss.
COUNTY OF OAKLAND	)
          On the 15th day of December 2008, before me, the undersigned notary public, personally came Edward M. Rahill, the Senior Vice President — Finance and Chief Financial Officer of ITC Holdings Corp., a corporation organized under the laws of the State of Michigan, the sole member of ITC Midwest LLC, a limited liability company organized under the laws of the State of Michigan, and acknowledged that he executed the foregoing instrument in his authorized capacity, and that by his signature on the instrument he, or the entity upon behalf of which he acted, executed the instrument

/s/ Janet E. Reed

By:	Janet E. Reed
Notary Public, State of Michigan
County of Livingston My Commission Expires Aug. 26, 2014 Acting in the County of Oakland

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Roxane Ellwanger
	Name:	Roxane Ellwanger
	Title:	Assistant Vice President

[Signature Page to Third Supplemental Indenture]

ACKNOWLEDGMENT

STATE OF ILLINOIS	)
	)	ss.
COUNTY OF COOK	)
          On the 15th day of December 2008, before me, the undersigned notary public, personally came Roxane Ellwanger, the Assistant Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association, and acknowledged that she executed the foregoing instrument in her authorized capacity, and that by her signature on the instrument she, or the entity upon behalf of which she acted, executed the instrument.

/s/ Danita George

By:	Danita George
No. _________
Notary Public State of Illinois Qualified in Cook County My Commission Expires May 12, 2009

Schedule 1
     The recording information for the Mortgage Indenture and the First Supplemental Indenture is as follows:

County	State	Mortgage Indenture	First Supplemental Indenture
Appanoose	IA	Doc. 2008-124 in Book 2008; Page 124	Doc. 2008-125 in Book 2008; Page 125

Benton	IA	Book 8; Page 291	Book 8; Page 292

Boone	IA	Doc. 080262 in Book 2008; Page 0262	Doc. 080263 in Book 2008; Page 0263

Buchanan	IA	Doc. 2008R00212	Doc. 2008R00213

Buena Vista	IA	Doc. 080166	Doc. 080167

Cerro Gordo	IA	Doc. 2008-391	Doc. 2008-392

Clarke	IA	Doc. 2008-0164 in Book 175A; Page 1	Doc. 2008-0165 in Book 175B; Page 1

Clayton	IA	Doc. 2008R00197	Doc. 2008R00198

Clinton	IA	Doc. 2008-00537	Doc. 2008-00538

Dallas	IA	Doc. 823 in Book 2008; Page 823	Doc. 824 in Book 2008; Page 824

Des Moines	IA	Doc. 2008-000259	Doc. 2008-000260

Dickinson	IA	Inst. 08-00303 in Book 358; Page 1	Inst. 08-00304 in Book 359; Page 1

Dubuque	IA	Doc. 005881650969 File 2008-00000799	Doc. 005881660839 File 2008-00000800

Emmet	IA	Doc. 2008-00133	Doc. 2008-00134

Greene	IA	Doc. 2008-0120 in Book 182; Page 1	Doc. 2008-0121 in Book 183; Page 1

Grundy	IA	Book 2008; Page 0174	Book 2008; Page 0175

Hamilton	IA	Doc. 2008-151	Doc. 2008-152

Hancock	IA	Inst. 08-0141	Inst. 08-0142

Hardin	IA	Doc. 2008-0248	Doc. 2008-0249

Iowa	IA	Doc. 2008-2278 in Book 840; Page 68	Doc. 2008-2279 in Book 841; Page 1

Jackson	IA	Doc. 08-244 in Book 2008; Page 244	Doc. 08-245 in Book 2008; Page 245

County	State	Mortgage Indenture	First Supplemental Indenture
Jasper	IA	Doc. 001695150969 File 2008-00000315	Doc. 001695160839 File 2008-00000316

Jefferson	IA	Doc. 2008-0157	Doc. 2008-0158

Johnson	IA	Doc. 021063550969 in Book 4254; Page 1	Doc. 021063560839 in Book 4255; Page 1

Jones	IA	Fee Book 2008-0178	Fee Book 2008-0179

Kossuth	IA	Doc. 2008-236 in Book 2008; Page 236	Doc. 2008-237 in Book 2008; Page 237

Lee (North)	IA	Doc. 2008-171 in Book 08N; Page 171	Doc. 2008-172 in Book 08N; Page 172

Lee (South)	IA	Doc. 2008-104 in Book 08S; Page 104	Doc. 2008-105 in Book 08S; Page 105

Linn	IA	Doc. 012890130969 Inst. 200800039315 in Book 6889; Page 1	Doc. 012890140843 Inst. 200800039316 in Book 6890; Page 1

Lucas	IA	Doc. 2008-0091 in Book 2008A; Page 1	Doc. 2008-0092 in Book 2008B; Page 1

Marshall	IA	Doc. 002901080969 File 2008-00000387	Doc. 002901090839 File 2008-00000388

Monroe	IA	Doc. 86 in Book 2008; Page 86	Doc. 87 in Book 2008; Page 87

Muscatine	IA	Doc. 2008-00387	Doc. 2008-00388

Osceola	IA	Doc. 20080080 in Book 2008; Page 80	Doc. 20080081 in Book 2008; Page 81

Pocahontas	IA	Doc. 2008-107 in Book 179; Page 1	Doc. 2008-108 in Book 180; Page 1

Poweshiek	IA	Doc. 0230 in Book 823; Page 1	Doc. 0231 in Book 824; Page 1

Ringgold	IA	Inst. 2008-00000091 in Book 327; Page 1	Inst. 2008-00000092 in Book 328; Page 1

Story	IA	Inst. 2008-00000615	Inst. 2008-00000616

Tama	IA	Doc. 2008-0238 in Book 817; Page 460	Doc. 2008-0239 in Book 820; Page 289

Union	IA	Doc. 00000140 in Book 911; Page 1	Doc. 00000141 in Book 914; Page 1

Van Buren	IA	Doc. 2008-48 in Book 142; Page 444	Doc. 2008-49 in Book 143; Page 343

County	State	Mortgage Indenture	First Supplemental Indenture
Wapello	IA	Doc. 2008-0275 in Book 2008; Page 0275	Doc. 2008-0276 in Book 2008; Page 0276

Wayne	IA	Inst. 08-0123 in Book 119; Page 670	Inst. 08-0124 in Book 119; Page 1640

Worth	IA	Fee Book 20080149	Fee Book 20080150

Adair	IA	File 08-0110 in Book 586; Page 304	File 08-0111 in Book 589; Page 223

Allamakee	IA	Doc. 2008-148	Doc. 2008-149

Audubon	IA	Doc. 08-0102	Doc. 08-0103

Black Hawk	IA	Doc. 2008014573	Doc. 2008014576

Bremer	IA	Doc. 20080230	Doc. 20080231

Butler	IA	Inst. 2008-0307	Inst. 2008-0308

Cass	IA	Doc. 2008 115 in Book 2008; Page 115	Doc. 2008 116 in Book 2008; Page 116

Cedar	IA	Doc. 2008-264 in Book 881; Page 1	Doc. 2008-265 in Book 882; Page 1

Chickasaw	IA	Fee Book 2008-0121	Fee Book 2008-0122

Clay	IA	Doc. 2008 190 in Book 2008; Page 190	Doc. 2008 191 in Book 2008; Page 191

Davis	IA	Doc. 2008-0069 in Book 142; Page 001	Doc. 2008-0070 in Book 143; Page 001

Decatur	IA	Book 2008; Page 0096	Book 2008; Page 0097

Delaware	IA	Doc. 2008 203 in Book 2008; Page 203	Doc. 2008 204 in Book 2008; Page 204

Fayette	IA	Doc. 2008 192 in Book 2008; Page 192	Doc. 2008 193 in Book 2008; Page 193

Floyd	IA	Doc. 2008-0173 in Book 2008; Page 0173	Doc. 2008-0174 in Book 2008; Page 0174

Franklin	IA	Inst. 20080199	Inst. 20080200

Guthrie	IA	Book 2008; Page 0226	Book 2008; Page 0227

Henry	IA	Doc. 0160 in Book 2008; Page 0160	Doc. 0161 in Book 2008; Page 0161

Howard	IA	Doc. 2008-1376 in Book 358; Page 1 and Book 359; Page 501	Doc. 2008-1377 in Book 360; Page 1 and Book 361; Page 501

Keokuk	IA	Fee Book 2008-0112	Fee Book 2008-0113

County	State	Mortgage Indenture	First Supplemental Indenture
Louisa	IA	Fee Book 2008-1338	Fee Book 2008-1339

Lyon	IA	Doc. 2008 212 in Book 2008; Page 212	Doc. 2008 213 in Book 2008; Page 213

Mahaska	IA	Doc. 2008-198 in Book 2008; Page 198	Doc. 2008-199 in Book 2008; Page 199

Mitchell	IA	Doc. 2008-112 in Book 2008; Page 112	Doc. 2008-113 in Book 2008; Page 113

Palo Alto	IA	Doc. 2008-121 in Book 2008; Page 121	Doc. 2008-122 in Book 2008; Page 122

Polk	IA	Doc. 020740580969 File 2008-00054845 in Book 12513; Page 1	Doc. 020740590839 File 2008-00054846 in Book 12514; Page 1

Scott	IA	Doc. 016584770969 File 2008-00001602	Doc. 016584780839 File 2008-00001603

Sioux	IA	File 2008; Card 437	File 2008; Card 438

Taylor	IA	Doc. 2008786 in Book 161; Page 8	Doc. 2008787 in Book 161; Page 9

Washington	IA	Doc. 08-0211 in Book 2008; Page 0211	Doc. 08-0212 in Book 2008; Page 0212

Webster	IA	Inst. 2008-335	Inst. 2008-336

Winneshiek	IA	Doc. 2008 197 in Book 2008; Page 197	Doc. 2008 198 in Book 2008; Page 198

Winnebago	IA	Fee Book 08-0076 in Book 2008; Page 0076	Fee Book 08-0077 in Book 2008; Page 0077

Wright	IA	Doc. 08-140 in Book 08; Page 140	Doc. 08-141 in Book 08; Page 141

Carroll	IL	Doc. 2008R-0150 in Book 924; Page 1	Doc. 2008R-0151 in Book 925; Page 1

Whiteside	IL	Doc. 410-2008	Doc. 411-2008

Jo Daviess	IL	Doc. 339743	Doc. 339744

Rock Island	IL	Doc. 2008-01374	Doc. 2008-01375

Cottonwood	MN	Doc. 255292 office of the Cottonwood County Recorder	Doc. 255293 office of the Cottonwood County Recorder

Faribault	MN	Doc. 342918 office of the Faribault County Recorder	Doc. 342919 office of the Faribault County Recorder

County	State	Mortgage Indenture	First Supplemental Indenture
Fillmore	MN	Doc. 362678 office of the Fillmore County Recorder	Doc. 362679 office of the Fillmore County Recorder

Freeborn Easement — Torrens	MN	Doc. 474468 office of the Freeborn County Recorder	Doc. 474469 office of the Freeborn County Recorder

		Doc. 109689 office of the Freeborn County Registrar of Titles	Doc. 109690 office of the Freeborn County Registrar of Titles

Jackson	MN	Doc. A251774 office of the Jackson County Recorder	Doc. A251775 office of the Jackson County Recorder

Le Sueur	MN	Doc. 353162 office of the Le Sueur County Recorder	Doc. 353163 office of the Le Sueur County Recorder

Mower	MN	Doc. A000565139 office of the Mower County Recorder	Doc. A000565140 office of the Mower County Recorder

Nobles	MN	Doc. A317292 office of the Nobles County Recorder	Doc. A317293 office of the Nobles County Recorder

Rock	MN	Doc. 168189 office of the Rock County Recorder	Doc. 168190 office of the Rock County Recorder

Steele	MN	Doc. A000354767 office of the Steele County Recorder	Doc. A000354768 office of the Steele County Recorder

Watonwan	MN	Doc. 207915 office of the Watonwan County Recorder	Doc. 207916 office of the Watonwan County Recorder

Blue Earth	MN	Doc. 481CR565 office of the Blue Earth County Recorder	Doc. 481CR566 office of the Blue Earth County Recorder

Brown	MN	Doc. 364356 office of the Brown County Recorder	Doc. 364357 office of the Brown County Recorder

Martin	MN	Doc. 2008R-392714 office of the Martin County Recorder	Doc. 2008R-392715 office of the Martin County Recorder

Olmsted	MN	Doc. A1157194 office of the Olmsted County Recorder	Doc. A1157195 office of the Olmsted County Recorder

County	State	Mortgage Indenture	First Supplemental Indenture
Murray	MN	Doc. 230354 office of the Murray County Recorder	Doc. 230355 office of the Murray County Recorder

Redwood	MN	Doc. A326435 office of the Redwood County Recorder	Doc. A326436 office of the Redwood County Recorder

Wabasha	MN	Doc. A286205 office of the Wabasha County Recorder	Doc. A286206 office of the Wabasha County Recorder

Winona	MN	Doc. 525959 office of the Winona County Recorder	Doc. 525960 office of the Winona County Recorder

Clark	MO	Doc. 28353 in Book 72; Page 37	Doc. 28354 in Book 72; Page 38

Exhibit A
DESCRIPTION OF PROPERTIES
     The following properties of the Company, owned as of the date hereof, have been acquired by the Company subsequent to the date of the Mortgage Indenture:

Benton County, IA
Electric Line Easement dated April 25, 2008, between Gerald L. Kaplan and Eileen K. Kaplan, husband and wife, collectively, as grantors, and ITC Midwest, LLC, a Michigan limited liability company, as grantee, and recorded on May 16, 2008, in the office of the recorder in Benton County, IA, in Book 8, Page 2391, covering the following described lands located in the County of Benton and the State of Iowa:
     All that part of the Northwest Quarter (NW1/4) and of the West One-half (W1/2) of the Southwest Quarter (SW1/4) lying North and East of the public highway over and across same, in Section Eight (8), Township Eighty-four (84) North, Range Nine (9), West of the 5th PM., which lies South and Easterly of the following described line: Beginning at a point on the East line of the Northwest Quarter (NW1/4) of said Section Eight (8), said point being 1915.0 feet North of the Southeast Comer of said Northwest Quarter (NW1/4) of Section Eight (8); thence South 87° 30' West, a distance of 1264.1 feet; thence South 19° 47' West, a distance of 991.6 feet; thence South 8° 00' West, a distance of 472.8 feet; thence South 53° 17' West, a distance of 262.2 feet; thence South 16° 51 West, a distance of 483.2 feet; thence South 37° 50' West, a distance of 248.7 feet; thence South 43° 57' West, a distance of 450.3 feet; more or less, to the right of way line of the public road. (For the purpose of this description the East line of the Northwest Quarter (NW1/4) of said Section Eight (8) is taken as a true North-South line), excepting there from a tract of land described as follows: Beginning at the Southeast corner of the Northwest Quarter (NW1/4) of said Section Eight (8): thence due West along the South line of the said Northwest Quarter (NW1/4), 1445.70 feet; thence North 4° 23’ East, 641.00 feet; thence North 40° 18’ East, 983.96 feet; thence due East, 795.87 feet to the East line of the Northwest Quarter (NW1/4) of said Section Eight (8); thence South 1° 28' West along said East line, 1390.00 feet to the point of beginning; Except Parcel C in the Northwest Quarter (NW1/4) of the Southwest Quarter (SW1/4) of Section Eight (8), Township Eighty-four (84) North, Range Nine (9) West of the 5th P.M., per Survey recorded in Book 8. Page 84, and Except Parcel D in the Northwest Quarter (NE1/4) of the of the Southwest Quarter (SW1/4) of Section Eight (8), Township Eighty-four (84) North, Range Nine (9) West of the 5th P.M., per Survey recorded in Book 8, Page 85.
          This easement is to replace an existing H-Frame Structure to an A-Frame Storm Structure located approximately 1000 feet East of the Center line of 29th Ave. along the South line of the Northwest quarter (NW1/4) as placed at time of construction

Benton County, IA
Electric Line Easement dated May 30, 2008, between Lawrence D. Fromelius, Trustee for the Lawrence D. Fromelius Trust, as grantor, and ITC Midwest, LLC, a Michigan limited liability company, as grantee, and recorded on June 24, 2008, in the office of the recorder in Benton County, IA, in Book 8, Page 3002, covering the following described lands located in the County of Benton and the State of Iowa:
That part of the Southeast Quarter of the Southwest Quarter of Section 19, Township 82 North, Range 12 West of the 5th P.M., Benton County, Iowa, described as follows:
Commencing at the North Quarter Corner of said Section 19; thence South 02°03'07" East 5198.41 feet along the East line of the West Half of said Section 19 to the South Quarter Corner thereof; thence South 89°11'35" West 670.00 feet along the centerline of 8th street; thence North 10°22'00" East 86.07 feet; thence North 79°38'00" West 14.50 feet to the point of beginning; thence continuing North 79°38'00" West 16.00 feet; thence North 10°22'00" East 32.00 feet; thence South 79°38'00" East 16.00 feet; thence South 10°22'00" East 32.00 feet to the point of beginning, containing 512 square feet. As per attached EXHIBIT A.
For the purpose of this description, the East line of the West Half of said Section 19 is assumed to bear South 02°03'07" East.

EXHIBIT A	Benton County, IA Book 8, Page 3002

N
0 15 30 60
SCALE IN FEET

LEGAL DESCRIPTION

thence North 10° 22' 00" East 86.07 feet;

thence continuing North 79° 38' 00" West 16.00 feet;

thence North 10° 22' 00" East 32.00 feet;

thence South 79° 38' 00" East 16.00 feet;

S79°38'00"E
16.00'
N10°22'00"E 32.00'
N10°22'00"E 32.00'
107.57'
N79°38'00"W
16.00'
P.O.B.
N79°38'00"W
14.50'
SE1/4 SW1/4
SEC. 19-82-12
N1/4 COR.
SEC. 19-82-12
FND. SCM
(TOP BROKEN)
S02°03'07"E 5198.41'
EAST LINE SW 1/4 19-82-12
S1/4 COR.
SEC. 19-82-12
FND. PK NAIL
N10°22'00"E
86.07'
S89°11'35"W 670.00'

Benton County, IA
Electric Line Easement dated May 30, 2008, between Lawrence D. Fromelius, Trustee for the Lawrence D. Fromelius Trust, as grantor, and ITC Midwest, LLC, a Michigan limited liability company, as grantee, and recorded on June 24, 2008, in the office of the recorder in Benton County, IA, in Book 8, Page 3003, covering the following described lands located in the County of Benton and the State of Iowa:
A strip of land 15.00 feet wide in the Southeast Quarter of the Southwest Quarter of Section 19, Township 82 North, Range 12 West of the 5th P.M., Benton County, Iowa, described as follows:
Commencing at the North Quarter Corner of said Section 19; thence South 02°03'07" East 5198.41 feet along the East line of the West Half of said Section 19 to the South Quarter Corner thereof; thence South 89°11'35" West 670.00 feet along the centerline of 8th Street; thence North 10°22'00" East 33.64 feet to the North right-of-way line of said 8th Street and the point of beginning; thence continuing North 10°22'00" East 160.00 feet and terminating at a line with an intersecting bearing of South 89°38'04" West, containing 2,400 square feet. As per attached EXHIBIT A.
The side lines of said strip of land to be extended or shorted to terminate at the North right-of- way line of 8th Street and the Northerly intersecting bearing.

EXHIBIT A	Benton County, IA Book 8, Page 3003

N
0 15 30 60
SCALE IN FEET

LEGAL DESCRIPTION

S89°38'04"W
7.50'
15.00'
N10°22'00"E 160.00'
SE1/4 SW1/4
SEC. 19-82-12
N1/4 COR.
SEC. 19-82-12
FND. SCM
(TOP BROKEN)
S02°03'07"E 5198.41'
EAST LINE SW 1/4 19-82-12
PROPERTY LINE & R.O.W. LINE
P.O.B.
N10°22'00"E
33.64'
8TH STREET
S89°11'35"W 670.00'
S1/4 COR.
SEC. 19-82-12
FND. PK NAIL
S88°40'26"W 2778.05'
SOUTH LINE SW 1/4 19-82-12

Cerro Gordo County, IA
Substation Site Easement Agreement (Primarily Transmission with Generation) dated December 20, 2007, between Interstate Power and Light Company, an Iowa corporation (“Grantor”) and ITC Midwest, LLC, a Michigan limited liability company (“Grantee”), and recorded on December 27, 2007, in the office of the recorder in Cerro Gordo County, IA, as Document No. 2007-10686, as amended by the Amendment to Substation Site Easement Agreement (Primarily Transmission with Generation) dated May 28, 2008, between Grantor and Grantee, and recorded on June 6, 2008, in the office of the recorder in Cerro Gordo County, IA, as Document No. 2008- 4040, covering the following described lands located in the County of Cerro Gordo and the State of Iowa:
PROPERTY CODE: 10930 — LIME CREEK
The North 660.0 feet of that portion of the Northeast Quarter of the Southeast Quarter of Section 4, Township 97 North, Range 20 West of the 5th P.M., lying Westerly of the Westerly right-of-way of the Chicago and Northwestern Railroad (formerly the Chicago and Great Western Railroad) and containing 14.22 acres.
Also that portion of the Northwest Quarter of the Southeast Quarter of Section 4, Township 97 North, Range 20 West of the 5th P.M. described as follows: Commencing at the Northwest corner of the Northwest Quarter of the Southeast Quarter; thence South 00°00'00" East 317.65 feet along the West line of said Northwest Quarter of the Southeast Quarter to the point of beginning; thence continuing South 00°00'00" East 100.00 feet along the West line of said Northwest Quarter of the Southeast Quarter; thence South 88°20'50" East 115.05 feet to the Easterly line of U.S. Highway #65; thence North 35°29'40" East 15.02 feet to a point on a line 405 feet Southerly from and parallel with the northerly line of said Northwest Quarter of the Southeast Quarter; thence South 88°20'50" East 1196.03 feet along said parallel line to the Easterly line of said Northwest Quarter of the Southeast Quarter: thence North 00°01'00" East 75.03 feet along the Easterly line of said Northwest Quarter of the Southeast Quarter to a point on a line 330 feet Southerly from and parallel with the Northerly line of said Northwest Quarter of the Southeast Quarter; thence North 88°20'50" West 1196.05 feet along said parallel line; thence North 34°24'30" West 15.44 feet to said Easterly line of U.S. Highway #65; thence North 88°20'50" West 115.05 feet to the point of beginning; subject to existing public right-of-way along the west side thereof and containing 2.34 acres: also subject to easement granted by Interstate Power Company to Sue Ann Dougan and assigns across said 2.34 acre tract from North to South at any and all points along the boundaries of said parcel, dated March 4, 1970, recorded March 9, 1970, in Misc. Record “AE” Page 163, Records of Cerro Gordo County Recorder; together with the right of direct access to and from this property onto Primary Highway U.S. #65 at Station 194+93.05 by Permit Number 2-577 from the Iowa State Highway Commission dated March 27, 1970 recorded April 6, 1970 in Book “AE” of Misc., Page 215, records of Cerro Gordo County, Iowa.
Said easement is confined to an area approximately 550 FEET BY 300 FEET, which is limited to the now existing substation site as generally shown on the attached Exhibit A, which by this reference is made a part hereof.

EXHIBIT A	Cerro Gordo County, IA

Greene County, IA
Electric Line Easement dated August 21, 2008, between West Central Cooperative, an Iowa Cooperative Association, as grantor, and ITC Midwest, LLC, a Michigan limited liability company, as grantee, and recorded on September 4, 2008, in the office of the recorder in Greene County, IA, as File No. 2008-1596, in Book 27, Page 172, covering the following described lands located in the County of Greene and the State of Iowa:
Lot C of Lot 28, of the Northwest Quarter (NW1/4) of the Southwest Quarter (SW1/4) of Section 33, Township 84 North, Range 29 West of the 5th P.M., Greene County. Iowa, according to Plat of Survey in Book 110, on Page 215
The easement area being a strip of land Twenty-five (25) feet on each side of the centerline of the electric line, placed at time of construction, located North of 217th Street and East of Highway 144.
Greene County, IA
Overhang Easement dated October 8, 2008, between Ralph A. Miller and Wei Miller, husband and wife, collectively, as grantors, and ITC Midwest, LLC, a Michigan limited liability company, as grantee, and recorded on October 24, 2008, in the office of the recorder in Greene County, IA, as File No. 2008-1912, in Book 27, Page 200, covering the following described lands located in the County of Greene and the State of Iowa:
The easement area being the South 25 feet of the following described property:
Lot Six (6), that part in the Northwest Quarter (NW ¼) of the Northwest Quarter (NW ¼) of Section Nine (9), Township Eighty-three (83) North, Range Twenty-nine (29) West of the 5th P.M., Greene County, Iowa

Mitchell County, IA
Electric Line Easement dated May 22, 2008, between Sandra E. Koenigs, as grantor, and ITC Midwest, LLC, a Michigan limited liability company, as grantee, and recorded on August 18, 2008, in the office of the recorder in Mitchell County, IA, as Document 2008 1580, in Book 2008, Page 1580, covering the following described lands located in the County of Mitchell and the State of Iowa:
A permanent easement for transmission line 180 feet in width over, across and upon that part of the Southeast Quarter of the Northeast Quarter of Section 16, Township 100, Range 15 West of the 5th P.M., Mitchell County, Iowa:
which lies 90 feet on each side of the following described centerline of the transmission line; commencing at the Northwest corner of said Southwest Quarter of the Northwest Quarter; thence South 00°14'00" East 475.65 feet along the East line of said Northeast Quarter to the point of beginning for the centerline of the transmission line to be described; thence North 75°00'00" West 326.37 feet to the centerline of an existing transmission line easement recorded as Document No. 4471 in Book Z of Miscellaneous, Page 70 on November 23, 1964 in the Office of the County Recorder, Mitchell County, Iowa and said centerline there terminating;
And which lies Northeasterly of an existing easement recorded as Document No. 4471 in Book Z of Miscellaneous, Page 70 on November 23, 1964 in the Office of the County Recorder, Mitchell County, Iowa.
It is intended that the sidelines of said easement be extended or shortened to intersect the East line of said Northeast Quarter and the Northeasterly line of the existing easement.
Subject to the Right of Way for the existing road along the East line of said Northeast Quarter.

Mitchell County, IA
Electric Line Easement dated July 25, 2008, between Timothy Koch and Lynda Koch, a married couple and joint tenants as to an undivided one-third interest, Colleen Jennings and Jeff Jennings, a married couple and joint tenants as to an undivided one-third interest, and Marilee Koch as to an undivided one-third interest, collectively, as grantors, and ITC Midwest, LLC, a Michigan limited liability company, as grantee, and recorded on August 18, 2008, in the office of the recorder in Mitchell County, IA, as Document 2008 1581, in Book 2008, Page 1581, covering the following described lands located in the County of Mitchell and the State of Iowa:
A permanent easement for transmission line 180 feet in width over, across and upon that part of the Southwest Quarter of the Northwest Quarter of Section 15, Township 100, Range 15 West of the 5th P.M., Mitchell County, Iowa:
which lies 90 feet on each side of the following described centerline of the transmission line; commencing at the Northwest corner of said Southwest Quarter of the Northwest Quarter, thence South 00°14'00" East 1328.72 feet along the West line of said Northwest Quarter to the Southwest corner of said Northwest Quarter thence North 89°14’06” East 655.15 feet to the point of beginning for the centerline of the transmission line to be described; thence North 00°06'58" West 473.32 feet; thence North 75°00'00" West 286.62 feet and said centerline there terminating;
And, which lies Southerly of the parcel described on the Plat of Survey recorded as Document No. 2007-2143, Book 2007, Page 2143 in the office of the Mitchell County Recorder, Mitchell County, Iowa.
It Is intended that the sidelines of said easement be extended or shortened to intersect the South line of said Northwest Quarter and the Southerly line of said parcel described on the Plat of Survey.

Mitchell County, IA
Electric Line Easement dated July 2, 2008, between Leo F. Jordan and Margaret H. Jordan, husband and wife, collectively, as grantors, and ITC Midwest, LLC, a Michigan limited liability company, as grantee, and recorded on August 18, 2008, in the office of the recorder in Mitchell County, IA, as Document 2008 1582, in Book 2008, Page 1582, covering the following described lands located in the County of Mitchell and the State of Iowa:
A permanent easement for transmission line 180 feet in width over, across and upon that part of the Northwest Quarter of the Southwest Quarter of Section 15, Township 100, Range 15 West of the 5th P.M., Mitchell County, Iowa:
which lies 90 feet on each side of the following described centerline of the transmission line: commencing at the Northwest corner of said Southwest Quarter of the Northwest Quarter; thence South 00°14'00" East 132872 feet along the West line of said Northwest Quarter to the Southwest corner of said Northwest Quarter; thence North 89°14'06" East 655.15 feet to the point of beginning for the centerline of the transmission line to be described; thence South 00°42'19" East 440.05 feet to the centerline of an existing transmission line easement recorded as Document No. 4470 in Book Z of Miscellaneous, Page 66 on November 23, 1964 in the Office of the County Recorder, Mitchell County, Iowa and said centerline there terminating;
And, which lies Northeasterly of an existing easement recorded as Document No. 4470 in Book Z of Miscellaneous, Page 66 on November 23, 1964 in the Office of the County Recorder, Mitchell County, Iowa.
It is intended that the sidelines of said easement be extended or shortened to intersect the North line of said Southwest Quarter and the Northeasterly line of said existing easement.
Story County, IA
Electric Line Easement dated July 30, 2008, between Ronald G. Huhn, as grantor, and ITC Midwest, LLC, a Michigan limited liability company, as grantee, and recorded on August 13, 2008, in the office of the recorder in Story County, IA, as Instrument No. 2008-00009193, covering the following described lands located in the County of Story and the State of Iowa:
The Southeast Quarter (SE1/4) of Section 15, Township 84 North, Range 21 West of the 5th P.M., Story County, Iowa.
The easement area being more particularly described as the South 25 feet of the North 61 feet of the East 726 of the Northeast Quarter (NE1/4) of the Southeast Quarter (SEI/4) of Section 15, Township 84 North, Range 21 West of the 5th P.M., Story County, Iowa. All in the above described property.